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                                                                      EXHIBIT 99

                                [PENTASTAR LOGO]

                  PENTASTAR COMMUNICATIONS, INC. ANNOUNCES THE
                ACQUISITION OF VISION COMMUNICATIONS GROUP, INC.

Denver, Colorado (October 26, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), the nation's largest communications services agent, announced today that it has completed the acquisition of Vision Communications Group, Inc. ("Vision"). The Vision transaction is PentaStar's eighth acquisition this year, bringing PentaStar's market presence to a total of 28 cities.

Vision, founded in 1990 and located in Montclair, New Jersey, is a communications services agent focused on selling data oriented local and long distance services in the Mid-Atlantic market. Complementing PentaStar's earlier acquisitions of Eastern Telecom, Inc. and USTelecenters, Inc., the Vision acquisition enhances PentaStar's market coverage in Verizon's New Jersey and New York markets. Annualized run rate revenue for Vision is approximately $1.0 million.

Under the terms of the merger agreement, the consideration for the transaction includes approximately $1.4 million in PentaStar common stock and cash plus the assumption of certain operating liabilities. Up to $900,000 of the common stock paid at closing is held in escrow and is subject to forfeiture if Vision's earnings before interest, taxes and amortization ("EBITA") during the period from July 1, 2000 through June 30, 2001, fails to reach specified levels. Vision may also earn additional consideration if EBITA exceeds the highest specified levels.

"The acquisition of Vision strategically expands PentaStar's market presence in Verizon's New York and New Jersey markets. We look to the Vision team to be a great addition to PentaStar's Northeast region," said Neal Tomblyn, President and Chief Operating Officer of PentaStar.

PentaStar has strategic agency relationships with all regional bell operating companies, and other telecommunications service providers including AT&T, Cable & Wireless, Global Crossing, Intermedia Communications and MCI WorldCom.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communication solutions for its business customers. PentaStar's common stock is traded on the Nasdaq National Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1660 Wynkoop St., Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com.


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     This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. The following important factors and uncertainties, among others, could cause our actual results to differ materially from those described in these forward-looking statements: our lack of combined operating history and our untested business model; our success in carrying out our acquisition strategy; our reliance on regional bell operating companies and other service providers for communications services; our ability to increase revenues from service providers other than local access service providers. For a detailed discussion of these and other factors that could affect actual results or outcomes please refer to PentaStar's filings with the Securities and Exchange Commission, including PentaStar's Form 10-KSB for the fiscal year 1999 and all other Securities and Exchange Commission filings submitted as of this date.

                                      # # #

CONTACT INFORMATION:
         Nancy Shipp
         PentaStar Communications, Inc.
         E-mail:  nancy.shipp@pentastarcom.com
         Phone:   303-825-4400